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                                 EXHIBIT 10.7

Exhibit 10.7 Employment Agreement between Valley Financial Corp. and Valley Savings Bank and Doyle V. Rule



                             EMPLOYMENT AGREEMENT
                             --------------------

     This Agreement is made effective as of September 18, 1997, by and between Valley Savings Bank ("Bank"), Burlington, Iowa, Valley Financial Corp. ("Company") and Doyle V. Ruble, Jr., ("Executive").

     WHEREAS, the Bank and Company wish to be assured of the services of Executive for the period provided in this Agreement; and

     WHEREAS, the Executive is willing to serve in the employ of the Bank as determined by the Board of Directors of Bank for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.      POSITION AND RESPONSIBILITIES

        During the period of his employment hereunder, the Executive agrees to serve as President of Bank and, if the Executive agrees to serve, if elected, as an officer and director of Company or any subsidiary or affiliate of the Bank or Company.

2.      TERMS AND DUTIES

        (a) The term of this Agreement shall be deemed to have commenced as of June 12, 1997 and shall continue through the close of business on June 30, 1998; provided however, that if any person or entity shall acquire beneficial ownership (within the meaning of section 13 of the Securities Exchange Act of 1934, as amended) of fifty-one percent (51%) or more of the outstanding common stock of either the Company or the Bank (an "Acquisition of Control") after June 12, 1997 and on or before June 30, 1998, the term of this Agreement shall continue through the close of business on the first anniversary of such Acquisition of Control. Following the expiration date of the term of this Agreement, the Executive's employment shall continue through the six (6) month anniversary of the date on which the Bank or the Company gives notice of its intention to terminate Executive's employment for reasons other than "Termination for Cause," but such continued employment shall not be deemed an extension of the term of this Agreement.

        (b) The Executive shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties for the position elected regarding the operation and management of Bank. The Executive may serve, or continue to serve, on the Boards of Directors of, and hold any other offices or positions in, companies or organizations, which in the judgement of the Bank's Board of Directors, will not present any conflict of interest with the Bank or Company, or materially affect the performance of Executive's duties pursuant to this Agreement.

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3.      COMPENSATION AND REIMBURSEMENT

        (a) The compensation specified under this Agreement shall be the salary and benefits approved as compensation by the Board of Directors of Bank which shall be approved no less than once a calendar year; provided, however, in no event shall the salary approved be less than the salary in effect on the date of this Agreement, $87,400 per annum.

        (b) In addition to the compensation provided by paragraph (a) above, the Bank shall pay or reimburse the Executive for all travel and other obligations incurred by Executive which are reasonable and necessary for the Executive to complete his required duties.

4.      PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

        (a) Upon the occurrence of an Event of Termination (as herein defined), the follo wing provisions shall apply.

        (b) As used in this Agreement an "Event of Termination" shall mean and include any one or more of the following; (1) death or disability of the Executive or (2) termination of the Executive's employment, other than "Termination for Cause," by Bank or Company.

        (c) Upon the occurrence of an Event of Termination during the term of this Agreement and prior to an Acquisition of Control, the Bank shall pay the Executive, or in the event of his subsequent death, his beneficiaries or his estate as the case may be, as severance pay or liquidated damages, or both, an amount equal to one year's base salary, payable in twelve (12) equal installments on the first business day of each month commencing with the first day of the month following the effective date of the Event of Termination and for eleven (11) months thereafter. In the event of the death of the Executive during the period from the Event of Termination until the first anniversary thereof, the remaining payments shall be paid to the Executive's beneficiaries or his estate, as the case may be.

        (d) In the event that the Bank or Company terminates the Executive's employment, other than "Termination for Cause," on any date following the term of this Agreement, the Bank or Company shall provide Executive with at least six (6) month's notice of such termination. In the event that the Bank or Company fails to provide such notice, the Bank shall pay the Executive, or in the event of his subsequent death, his beneficiaries or his estate as the case may be, as severance pay or liquidated damages, or both, an amount equal to his monthly base salary, multiplied by the number of months during the six (6) month period prior to the Executive's termination for which the Executive did not receive notice of such termination ("Non-notice Months"). Such amount shall be payable in equal installments on the first business day of each month commencing with the first day of the month following the effective date of the Executive's termination and shall continue to be paid for the number of Non-notice Months. In the event of the death of the Executive during the period from the Event of Termination until the payment period described above has terminated, the remaining payments shall be paid to the Executive's beneficiaries or his estate, as the case may be.

        (e) If, as a result of the Executive's incapacity due to physical or mental illness, he shall have been absent from the performance of his duties for Bank for six (6) consecutive months, the Bank may terminate Executive's employment for "disability".

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        (f)     Upon the occurrence of an Event of Termination, the Bank will cause, to the extent it is able, continuation of life, medical, dental and disability benefits coverage as maintained for Executive prior to his termination. Such coverage shall cease upon the expiration of payments due under the Agreement.

5.      TERMINATION FOR CAUSE

        The term "Termination for Cause" pursuant to this Agreement shall mean termination of the Executive as a result of: (1) intentional failure to perform stated duties, (2) personal dishonesty which results in loss to the Bank or one of its affiliates, (3) willful violation of any law, rule, regulation (other than traffic violations or similar offenses), (4) breach of fiduciary duty involving personal profit, (5) final cease-and-desist order or (6) material breach of this Agreement.

6.      OTHER

        (a) Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. §1828(k) regarding golden parachutes and indemnification payments and any regulations promulgated thereunder.

        (b) The headings or sections and paragraphs herein are included solely for convenience or reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

        (c) This Agreement shall be governed by the laws of the State of Iowa, unless otherwise specified herein.

        (d) The Bank and the Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, of all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

        (e) This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreement, understandings or representations relating to the subject matter hereof, including, but not limited to, the Employment Agreement effective as of June 12, 1997. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

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     IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed by a duly authorized officer or member of the Board of Directors and Executive has signed this Agreement, as of the date first above written.


Attest:                                      Valley Savings Bank

  /s/ Donald E. Holder                       By /s/ Larry L. Wenzl
---------------------------                     ------------------------


Attest:                                      Valley Financial Corp.

  /s/ Donald E. Holder                       By  /s/ Larry L. Wenzl
---------------------------                     ------------------------

Attest:

  /s/ Donald E. Holder                       /s/ Doyle V. Ruble, Jr.
---------------------------                  ---------------------------
                                             Executive


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